                                                                    EXHIBIT 99.1

                 MEDIA:                ANALYSTS:
                 -----                 --------
                 Ronald R. Gruendl     Donald J. MacLeod
                 (412) 234-7157        (412) 234-5601
                                       Andrew J. Clark
                                       (412) 234-4633


FOR IMMEDIATE RELEASE

        MELLON REPORTS RECORD FULL-YEAR AND FOURTH QUARTER 1999 RESULTS
        ---------------------------------------------------------------

 .    Full-year 1999 Operating Earnings Per Share at $1.82, Up 12 Percent Over
     1998
 .    Full-year 1999 Operating Return on Common Equity is 22.0 Percent and
     Operating Return on Assets is 1.93 Percent
 .    Fourth Quarter 1999 Operating Earnings Per Share at 48 Cents, Up 14 Percent
     Over Last Year
 .    Fourth Quarter 1999 Operating Return on Common Equity is 23.5 Percent and
     Operating Return on Assets is 2.05 Percent
 .    Regular Quarterly Common Stock Dividend Declared

Financial Highlights                                           Year ended                     Quarter ended
                                                        ----------------------     -------------------------------------
(dollar amounts in millions, except per share             Dec. 31,   Dec. 31,        Dec. 31,   Sept. 30,   Dec. 31,
amounts; quarterly returns are annualized)                    1999       1998            1999        1999       1998
------------------------------------------------------------------------------------------------------------------------
Operating results (a):
Diluted earnings per common share                           $ 1.82      $1.62   (b)     $ .48       $ .46      $ .42   (b)
Net income applicable to common stock                       $  948      $ 861           $ 245       $ 236      $ 222
Return on common equity                                       22.0%      20.7%           23.5%       22.3%      20.1%
Return on assets                                              1.93%      1.81%           2.05%       1.92%      1.76%

Cash operating results (a):
Diluted earnings per common share                           $ 2.04      $1.83   (b)     $ .53       $ .52      $ .47   (b)
Net income applicable to common stock                       $1,066      $ 972           $ 274       $ 266      $ 252
Return on common equity                                       42.6%      40.8%           45.6%       43.7%      40.2%
Return on assets                                              2.25%      2.12%           2.38%       2.25%      2.07%

Reported results:
Diluted earnings per common share                           $ 1.85      $1.62   (b)     $ .47       $ .45      $ .42   (b)
Net income applicable to common stock                       $  963      $ 861           $ 240       $ 231      $ 222
Return on common equity                                       22.4%      20.7%           23.1%       21.8%      20.1%
Return on assets                                              1.96%      1.81%           2.01%       1.87%      1.76%

Fee revenue as a percentage of net interest and fee
  revenue (FTE)                                                 69%        66%             69%         69%        68%
Efficiency ratio excluding amortization of intangibles          61%        63%             59%         61%        65%
------------------------------------------------------------------------------------------------------------------------

(a) Operating and cash operating results for 1999 exclude a $77 million after-tax net gain from divestitures, $36 million after-tax of nonrecurring expenses and a $26 million after-tax charge for the cumulative effect of a change in accounting principle. The fourth and third quarters of 1999 each exclude $5 million of after-tax net losses from divestitures. Cash operating results exclude the after-tax impact of the amortization of goodwill and other intangibles from purchase acquisitions.
(b) Restated to reflect the two-for-one common stock split distributed on May 17, 1999.

Mellon Reports Earnings
Jan. 18, 2000
Page 2


PITTSBURGH, Jan. 18, 2000--Mellon Financial Corporation (formerly Mellon Bank Corporation) (NYSE: MEL) today announced record full-year 1999 diluted operating earnings per common share of $1.82, an increase of 12 percent compared with $1.62 per common share in 1998. Operating net income applicable to common stock totaled $948 million in 1999, an increase of 10 percent compared with $861 million in 1998. Operating return on common equity and return on assets were
22.0 percent and 1.93 percent, respectively, for 1999, compared with 20.7 percent and 1.81 percent, respectively, for 1998.

Fourth quarter 1999 diluted operating earnings per common share was 48 cents, an increase of 14 percent compared with 42 cents per common share in the fourth quarter of 1998. Operating net income applicable to common stock totaled $245 million in the fourth quarter of 1999, an increase of 10 percent compared with $222 million in the fourth quarter of 1998. Operating return on common equity and return on assets were 23.5 percent and 2.05 percent, respectively, for the fourth quarter of 1999, compared with 20.1 percent and 1.76 percent, respectively, for the fourth quarter of 1998.

"The performance of the past quarter, which follows the completion of our divestiture program and the sharpening of our strategic focus, clearly shows we are in an excellent position to expand on our leadership positions in our high-growth, high-return businesses," said Martin G. McGuinn, Mellon chairman and chief executive officer. "Overall, our 1999 financial results will put us among the best performing financial services companies."

The Corporation also declared a regular quarterly common dividend of 20 cents per share. This cash dividend is payable on Feb. 15, 2000, to shareholders of record at the close of business on Jan. 31, 2000.

During 1999, the Corporation initiated several actions to sharpen its strategic focus on businesses with the highest growth and return potential. The most significant of these actions were the divestitures of its credit card business (March 1999), network services transaction processing unit (June 1999) and mortgage businesses (completed in September 1999). These actions followed the 1998 acquisitions of Founders Asset Management (April 1998) and Newton Management Limited (October 1998). These divestitures and acquisitions impacted the comparison of 1999 to 1998 results. In addition, in the second quarter of 1999, the Corporation increased its quarterly common stock dividend by 11 percent to 20 cents per common share and distributed a two-for-one common stock split on May 17, 1999. Also, during 1999 30.2 million shares of common stock were repurchased with 14.8 million additional shares available for repurchase under a 25 million share repurchase program announced in September 1999.

Full-Year 1999
--------------

Fee revenue was $3.100 billion in 1999, up $179 million compared with $2.921 billion in 1998. Excluding the effect of divestitures and acquisitions and excluding fees in 1998 from the discontinued service of electronic filing of income tax returns, fee revenue increased 12 percent in 1999, compared with 1998, primarily due to a 15 percent increase in trust and investment fee revenue.

Net interest revenue, on a fully taxable equivalent basis, was $1.439 billion in 1999, a decrease of $60 million compared with $1.499 billion in 1998. Excluding the effect of the divestitures of the credit card business and mortgage businesses, net interest revenue increased 1 percent compared with 1998. This increase resulted from a higher level of interest-earning assets and a higher level of compensating balances held in lieu of customers paying cash management fees partially offset by higher funding costs related to the repurchase of $1.068 billion of common stock.

Mellon Reports Earnings
Jan. 18, 2000
Page 3


Operating expense before trust-preferred securities expense and net revenue from acquired property totaled $2.984 billion in 1999 compared with $2.940 billion in 1998. Excluding the effect of divestitures and acquisitions and $56 million of nonrecurring expenses recorded in the second quarter of 1999, operating expense before trust-preferred securities expense and net revenue from acquired property increased 3 percent compared with 1998.

Credit quality expense was $31 million in 1999, compared with $54 million in 1998. The lower expense in 1999 primarily resulted from a lower provision for credit losses following the divestiture of the credit card business as well as higher net revenue from acquired property. Nonperforming assets totaled $159 million at Dec. 31, 1999, compared with $169 million at Sept. 30, 1999, and $140 million at Dec. 31, 1998. The ratio of nonperforming assets to total loans and net acquired property was .53 percent at Dec. 31, 1999, compared with .58 percent at Sept. 30, 1999, and .44 percent at Dec. 31, 1998.

Fourth Quarter 1999
-------------------

Fee revenue for the fourth quarter of 1999 of $759 million was impacted by the 1999 divestitures of the credit card business, network services transaction processing unit and mortgage businesses as well as the sale of the merchant card processing business in December 1998. Excluding these factors, fee revenue increased 13 percent in the fourth quarter of 1999 compared with the fourth quarter of 1998. This increase was primarily due to an 18 percent increase in trust and investment fee revenue. Excluding the effect of divestitures, fee revenue increased 7 percent compared with the third quarter of 1999, primarily resulting from higher trust and investment fee revenue.

Net interest revenue, on a fully taxable equivalent basis for the fourth quarter of 1999, was $353 million, down $29 million compared with $382 million in the fourth quarter of 1998. Excluding the effect of the divestitures of the credit card business and mortgage businesses, net interest revenue was unchanged compared with the fourth quarter of 1998, as higher funding costs related to the repurchase of common stock were offset by a higher level of compensating deposit balances and higher loan fees. Net interest revenue increased $1 million compared with the third quarter of 1999. The net interest margin was 3.66 percent in the fourth quarter of 1999, up 3 basis points from the third quarter of 1999.

Operating expense before trust-preferred securities expense and net revenue from acquired property was $699 million in the fourth quarter of 1999, a decrease of $106 million compared with $805 million in the fourth quarter of 1998.
Excluding the effect of divestitures, operating expense before trust-preferred securities expense and net revenue from acquired property increased only 1 percent compared with the fourth quarter of 1998 and increased 7 percent compared with the third quarter of 1999. The increase compared with the third quarter of 1999 was primarily driven by higher incentive, professional and other purchased services expenses.

Mellon Reports Earnings
Jan. 18, 2000
Page 4


Credit quality expense was $6 million in the fourth quarter of 1999, compared with $15 million in the fourth quarter of 1998 and $5 million in the third quarter of 1999. The lower expense in the fourth quarter of 1999 compared with the prior-year period primarily resulted from the divestiture of the credit card business as well as higher net revenue from acquired property.

Mellon Financial Corporation is a global financial services company with approximately $2.7 trillion in assets under management, administration or custody, including over $480 billion under management. One of the world's leading providers of wealth management and global investment management for individual and institutional investors, as well as global investment services for businesses and institutions, Mellon also offers a comprehensive array of banking services for individuals and small, midsize and large businesses and institutions in selected geographies. Its world-class asset management companies, which include The Dreyfus Corporation in the United States and Newton Management Limited in the United Kingdom, provide investment products in virtually every asset class and investment style. In addition, Mellon is a top global provider of custody, retirement and benefits consulting services through its Mellon Trust and Buck Consultants affiliates. Headquartered in Pittsburgh, Pennsylvania, Mellon has operations or joint ventures around the world.

Taped comments from Steven G. Elliott, Mellon senior vice chairman and chief financial officer, regarding the Corporation's 1999 earnings are available by calling (412) 236-5385 from the afternoon of Tuesday, Jan. 18, 2000, through 5 p.m. EST on Tuesday, Jan. 25, 2000. Press releases and other information about Mellon Financial Corporation and its products and services are available at www.mellon.com on the Internet. For Mellon press releases by fax, call 1 800 758-5804, identification number 552187.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, anticipated fees and earnings per common share from a long-term contract with a third party. Reference is made to the Corporation's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission for factors that could cause actual results to differ materially from those anticipated, including without limitation the levels of the third party's funds under management.

Mellon Reports Earnings
Jan. 18, 2000
Page 5


Noninterest Revenue
-------------------

                                                         Year ended                Quarter ended
                                                    --------------------  --------------------------------
                                                    Dec. 31,   Dec. 31,   Dec. 31,   Sept. 30,   Dec. 31,
(dollar amounts in millions)                            1999       1998       1999        1999       1998
----------------------------------------------------------------------------------------------------------
Trust and investment fee revenue:
 Investment management:
  Mutual fund                                         $  602     $  478      $ 157       $ 152      $ 136
  Private asset                                          292        225         75          73         63
  Institutional asset                                    271        212         81          65         58
----------------------------------------------------------------------------------------------------------
   Total investment management revenue                 1,165        915        313         290        257
 Administration and custody:
  Institutional trust                                    396        388         96          96        100
  Mutual fund                                            152        133         41          39         32
  Private asset                                           19         19          4           5          5
----------------------------------------------------------------------------------------------------------
   Total administration and custody revenue              567        540        141         140        137
 Benefits consulting                                     250        223         67          66         59
 Brokerage fees                                           62         44         18          13         12
----------------------------------------------------------------------------------------------------------
   Total trust and investment fee revenue              2,044      1,722        539         509        465
Cash management and deposit transaction charges          274        262         68          70         70
Foreign currency and securities trading revenue          173        165         43          42         47
Mortgage servicing fees                                  153        200          2          48         48
Credit card fees                                          18         92          -           -         22
Other                                                    438        480        107          96        147
----------------------------------------------------------------------------------------------------------
   Total fee revenue                                   3,100      2,921        759         765        799
Net gain (loss) from divestitures                        127          -         (7)         (8)         -
Gains on sales of securities                               -          1          -           -          -
----------------------------------------------------------------------------------------------------------
   Total noninterest revenue                          $3,227     $2,922      $ 752       $ 757      $ 799
----------------------------------------------------------------------------------------------------------

Fee revenue as a percentage of net interest and
  fee revenue (FTE)                                       69%        66%        69%         69%        68%
Trust and investment fee revenue as a percentage
  of net interest and fee revenue (FTE)                   45%        39%        48%         45%        39%
----------------------------------------------------------------------------------------------------------

Memo:

Gross joint venture fee revenue (a)                   $  431     $  256      $ 129       $ 106      $  71
----------------------------------------------------------------------------------------------------------

(a) The Corporation accounts for its interest in joint ventures under the equity method of accounting with the net results primarily recorded as other fee revenue, as well as trust and investment fee revenue. The gross joint venture fee revenue is not included in total noninterest revenue above.


Fee revenue

Fee revenue of $759 million in the fourth quarter of 1999 was impacted by the divestitures of the credit card business in March 1999, the network services transaction processing unit in June 1999, the mortgage businesses that were completed in the third quarter of 1999 as well as the sale of the merchant card processing business in December 1998. Excluding these factors, fee revenue increased 13% in the fourth quarter of 1999 compared with the fourth quarter of 1998, primarily due to an 18% increase in trust and investment fee revenue.

Mellon Reports Earnings
Jan. 18, 2000
Page 6


Excluding the effect of divestitures, fee revenue increased 7% in the fourth quarter of 1999 compared with the third quarter of 1999, primarily resulting from a 6% increase in trust and investment fee revenue.


                                               Full-year 1999   4th Qtr. 1999   4th Qtr. 1999
                                                    over             over            over
                                               Full-year 1998   4th Qtr. 1998   3rd Qtr. 1999
-------------------------------------------------------------------------------------------------
Trust and investment fee revenue growth (a)           15%             18%              6%
Total fee revenue growth (a)(b)                       12%             13%              7%
-------------------------------------------------------------------------------------------------

(a) Excluding the effect of acquisitions and divestitures.
(b) Also excludes fees in 1998 from the discontinued service of electronic filing of income tax returns.


Investment management revenue increased $56 million, or 22%, compared with the fourth quarter of 1998. This increase resulted from a $21 million, or 15%, increase in mutual fund management revenue, a $12 million, or 20%, increase in private asset management revenue and a $23 million, or 39%, increase in institutional asset management revenue. These increases resulted from net new business and an increase in the market value of assets under management.

The average net assets of proprietary funds managed in the fourth quarter of 1999 were $129 billion, up $11 billion from $118 billion in the fourth quarter of 1998 and up $5 billion from $124 billion in the third quarter of 1999. The increases primarily resulted from increases in average net assets of equity funds. Proprietary equity funds averaged $49 billion in the fourth quarter of 1999, compared with $37 billion in the fourth quarter of 1998 and $45 billion in the third quarter of 1999.

Administration and custody fee revenue increased $4 million, or 4%, in the fourth quarter of 1999 compared with the fourth quarter of 1998. Institutional trust and custody revenue was tempered primarily by the contribution of pre-existing business to the Russell/Mellon Analytical Services Inc. and the CIBC Mellon Global Securities Services joint ventures. The results of joint ventures are accounted for under the equity method of accounting, which reports the Corporation's share of the results of the joint ventures on a net basis, rather than reporting the revenues and expenses separately. Including the institutional trust and custody gross revenue generated by the Corporation's joint ventures that provide such services, institutional trust and custody revenue increased $22 million, or 20%, compared with the fourth quarter of 1998.

Mutual fund administration and custody fees are expected to be impacted beginning in the second quarter of 2000 as a long-term contract with a third party expires near the end of May 2000. Fees from this contract totaled approximately $21 million to $22 million pre-tax in each quarter of 1999. Earnings per common share from this contract was approximately $.11 for the full-year 1999 and approximately $.03 for the fourth quarter of 1999. Fees and earnings per common share from this contract are expected to total approximately $22 million pre-tax, or about $.03 in the first quarter of 2000 and approximately $12 million pre-tax, or approximately $.015 in the second quarter of 2000, when the contract expires.

Benefits consulting fees generated by Buck Consultants, Inc. increased $8 million, or 11%, in the fourth quarter of 1999, compared with the fourth quarter of 1998, primarily resulting from net new business and

Mellon Reports Earnings
Jan. 18, 2000
Page 7


increased project activity with existing clients. The $6 million, or 52%, increase in brokerage fees in the fourth quarter of 1999 compared to the prior-year period primarily resulted from higher trading volumes. Dreyfus Brokerage Services, Inc. averaged approximately 12,000 trades per day in the fourth quarter of 1999, compared with approximately 8,500 trades per day in the third quarter of 1999 and approximately 8,300 trades per day in the fourth quarter of 1998.

The $2 million, or 3%, decrease in cash management fees and deposit transaction charges in the fourth quarter of 1999, compared with the prior-year period, primarily resulted from customers holding higher levels of compensating balances on deposit in lieu of paying fees as well as lower deposit transaction charges.

The $2 million of mortgage servicing fees in the fourth quarter of 1999 relates to the servicing of jumbo mortgages. This servicing was retained by the Corporation following the divestiture of the mortgage businesses.

Foreign currency and securities trading revenue decreased $4 million, or 8%, in the fourth quarter of 1999 compared with the record level achieved in the prior-year period. Foreign currency and securities trading revenue increased $1 million in the fourth quarter of 1999 compared with the third quarter of 1999.

Other fee revenue decreased $40 million, or 28%, in the fourth quarter of 1999 compared with the prior-year period. The decrease primarily related to the inclusion, in the fourth quarter of 1998, of a $35 million gain on the sale of the merchant card processing business, and from the June 1999 divestiture of the network services transaction processing unit. The network services transaction processing unit generated $13 million of fee revenue in the fourth quarter of 1998.

Fee revenue in the full-year 1999 totaled $3.100 billion, up $179 million compared with $2.921 billion for the full-year 1998. The comparison to the full-year 1998 was impacted by the 1999 credit card, network services and mortgage banking divestitures, the 1998 sale of merchant card processing, the 1998 Newton and Founders acquisitions, and the elimination of fees from the electronic filing of income tax returns, a service that was discontinued at the end of 1998. Excluding these factors, fee revenue increased 12% compared with the full-year 1998, primarily due to a 15% increase in trust and investment fee revenue.

Net gain (loss) from divestitures

In the fourth quarter of 1999, the Corporation recorded a $7 million pre-tax net loss from divestitures. The fourth quarter 1999 after-tax net loss from these transactions totaled $5 million, or approximately $.01 per common share. The net loss primarily resulted from a final adjustment to the previous write-downs recorded for the residential mortgage servicing business. This loss was partially offset by an additional gain from the network services sale as more customers converted to the purchaser. Including the $134 million pre-tax net gain reported in the first nine months of 1999, the pre-tax net gain from divestitures totaled $127 million for the full-year 1999.

Mellon Reports Earnings
Jan. 18, 2000
Page 8


Net Interest Revenue
--------------------

                                        Year ended                Quarter ended
                                   --------------------  --------------------------------
                                   Dec. 31,   Dec. 31,   Dec. 31,   Sept. 30,   Dec. 31,
(dollar amounts in millions)           1999       1998       1999        1999       1998
-----------------------------------------------------------------------------------------
Net interest revenue (FTE)          $ 1,439    $ 1,499    $   353     $   352    $   382
Net interest margin (FTE)              3.70%      3.96%      3.66%       3.63%      3.86%

Average securities                  $ 6,513    $ 5,701    $ 6,275     $ 6,364    $ 6,141
Average loans                       $30,320    $30,411    $29,159     $30,177    $31,503
Average interest-earning assets     $38,820    $37,907    $38,073     $38,407    $39,427
-----------------------------------------------------------------------------------------

Net interest revenue on a fully taxable equivalent basis in the fourth quarter of 1999 decreased $29 million compared with the fourth quarter of 1998. This decrease primarily resulted from the divestitures of the credit card and mortgage businesses. Excluding the net interest revenue generated by these businesses, net interest revenue was unchanged compared with the fourth quarter of 1998, as higher funding costs related to the repurchase of common stock were offset by a higher level of compensating balances held in lieu of customers paying cash management fees, and higher loan fees.

Net interest revenue increased $1 million in the fourth quarter of 1999 compared with the third quarter of 1999. The loss of net interest revenue due to the divestiture of the mortgage businesses and the higher funding costs related to the repurchase of common stock was offset by a higher level of interest-free funds, due in part to higher compensating balances held in lieu of customers paying cash management fees, and higher loan fees.

Net interest revenue decreased $60 million in the full-year 1999 compared with the full-year 1998. Excluding the net interest revenue generated by the credit card and mortgage businesses, net interest revenue increased 1% compared with the full-year 1998, reflecting a higher level of interest-earning assets and a higher level of compensating balances held in lieu of customers paying cash management fees partially offset by higher funding costs related to the repurchase of $1.068 billion of common stock.

Mellon Reports Earnings
Jan. 18, 2000
Page 9


Operating Expense
-----------------

                                                              Year ended                Quarter ended
                                                         --------------------  --------------------------------
                                                         Dec. 31,   Dec. 31,   Dec. 31,   Sept. 30,   Dec. 31,
(dollar amounts in millions)                                 1999       1998       1999        1999       1998
---------------------------------------------------------------------------------------------------------------
Staff expense                                             $ 1,559    $ 1,456    $   384     $   387    $   386
Professional, legal and other purchased services              280        297         73          63         97
Net occupancy expense                                         243        237         57          61         63
Equipment expense                                             186        181         42          40         59
Amortization of goodwill and other intangible assets          148        137         37          37         37
Amortization of mortgage servicing assets and
  purchased credit card relationships                         113        179          1          33         47
Other expense                                                 455        453        105          95        116
---------------------------------------------------------------------------------------------------------------
  Operating expense before trust-preferred securities
    expense and net revenue from acquired property          2,984      2,940        699         716        805
Trust-preferred securities expense                             79         79         20          20         20
Net revenue from acquired property                            (14)        (6)        (4)         (5)         -
---------------------------------------------------------------------------------------------------------------
  Total operating expense                                 $ 3,049    $ 3,013    $   715     $   731    $   825
---------------------------------------------------------------------------------------------------------------

Average full-time equivalent staff                         28,000     28,300     25,800      28,300     28,500
---------------------------------------------------------------------------------------------------------------
Efficiency ratio (a)                                           64%        66%        62%         64%        68%
Efficiency ratio excluding amortization of goodwill
  and other intangible assets                                  61%        63%        59%         61%        65%
---------------------------------------------------------------------------------------------------------------

(a) Operating expense before trust-preferred securities expense, net revenue from acquired property and second quarter 1999 nonrecurring expenses, as a percentage of revenue, computed on a taxable equivalent basis, excluding the net gain (loss) on divestitures and gains on the sales of securities.


Operating expense before trust-preferred securities expense and net revenue from acquired property totaled $699 million, a decrease of $106 million compared with the fourth quarter of 1998. Fourth quarter 1999 expenses were impacted by the 1999 credit card, network services and mortgage banking divestitures as well as the 1998 sale of merchant card processing. Excluding these factors, operating expense before trust-preferred securities expense and net revenue from acquired property increased only 1% compared with the fourth quarter of 1998.

                                Full-year 1999   4th Qtr. 1999   4th Qtr. 1999
                                     over             over            over
                                Full-year 1998   4th Qtr. 1998   3rd Qtr. 1999
---------------------------------------------------------------------------------
Operating expense growth (a)          3%              1%              7%
---------------------------------------------------------------------------------

(a) Operating expense before trust-preferred securities expense and net revenue from acquired property excluding the effect of acquisitions and divestitures and excluding second quarter 1999 nonrecurring expenses.


Operating expense before trust-preferred securities expense and net revenue from acquired property decreased $17 million compared with the third quarter of 1999. Excluding the impact of the divestiture of the mortgage businesses, operating expense before trust-preferred securities expense and net revenue from acquired property increased 7% compared with the third quarter of 1999, primarily driven by higher incentive, professional and other purchased services expenses.

Mellon Reports Earnings
Jan. 18, 2000
Page 10


Operating expense before trust-preferred securities expense and net revenue from acquired property totaled $2.984 billion compared with $2.940 billion in the full-year 1998. Excluding the effect of the divestitures and acquisitions and $56 million of nonrecurring expenses recorded in the second quarter of 1999, operating expense before trust-preferred securities expense and net revenue from acquired property increased 3% compared with the full-year 1998.

Income Taxes
------------

The Corporation's effective tax rate for 1999 was 36.7%, compared with 35.1% for 1998. The effective tax rate, excluding the effect of the net gain on divestitures and nonrecurring expenses, was 36.5% for 1999, and it is currently anticipated that the effective tax rate will be substantially the same in 2000.


Credit Quality Expense, Net Credit Losses and Reserve for Credit Losses
-----------------------------------------------------------------------

                                                      Year ended                Quarter ended
                                                 --------------------  --------------------------------
                                                 Dec. 31,   Dec. 31,   Dec. 31,   Sept. 30,   Dec. 31,
(dollar amounts in millions)                         1999       1998       1999        1999       1998
-------------------------------------------------------------------------------------------------------
Provision for credit losses                         $  45      $  60      $  10       $  10      $  15
Net revenue from acquired property                    (14)        (6)        (4)         (5)         -
-------------------------------------------------------------------------------------------------------
 Credit quality expense                             $  31      $  54      $   6       $   5      $  15
-------------------------------------------------------------------------------------------------------

Net credit (losses) recoveries:
 Credit card                                        $ (10)     $ (40)     $   -       $   -      $ (11)
 Other consumer credit                                (12)       (12)        (2)         (2)        (4)
 Commercial real estate                                 2         (3)         2           -         (1)
 Commercial and financial                             (30)        (8)       (12)         (8)        (1)
-------------------------------------------------------------------------------------------------------
Total net credit losses                             $ (50)     $ (63)     $ (12)      $ (10)     $ (17)
-------------------------------------------------------------------------------------------------------

Annualized net credit losses to average loans         .17%       .21%       .16%        .14%       .22%
-------------------------------------------------------------------------------------------------------

Reserve for credit losses at end of period          $ 403      $ 496      $ 403       $ 405      $ 496
Reserve as a percentage of total loans               1.33%      1.54%      1.33%       1.39%      1.54%
-------------------------------------------------------------------------------------------------------

The decrease in credit quality expense in both the fourth quarter of 1999 and the full-year 1999 compared with the fourth quarter of 1998 and full-year 1998 primarily resulted from a lower provision for credit losses following the divestiture of the credit card business as well as higher net revenue from acquired property.

The $93 million decrease in the reserve for credit losses at Dec. 31, 1999, compared with Dec. 31, 1998, was primarily due to the divestiture of the credit card and mortgage businesses. In conjunction with these divestitures, $88 million that had been associated with the credit card and residential mortgage portfolios was released from the reserve for credit losses.

Mellon Reports Earnings
Jan. 18, 2000
Page 11


Nonperforming Assets
--------------------

                                                       Dec. 31,   Sept. 30,   June 30,   March 31,   Dec. 31,
(dollar amounts in millions)                               1999        1999       1999        1999       1998
---------------------------------------------------------------------------------------------------------------
Domestic nonperforming loans:
Consumer mortgage                                         $  40       $  47      $  43       $  44      $  44
Commercial real estate                                        6           6          6           6          6
Other domestic                                               96         101         72          77         53
---------------------------------------------------------------------------------------------------------------
 Total nonperforming loans                                  142         154        121         127        103
Acquired property:
Real estate acquired                                         15          15         24          37         40
Reserve for real estate acquired                             (1)         (3)        (4)         (5)        (5)
---------------------------------------------------------------------------------------------------------------
 Net real estate acquired                                    14          12         20          32         35
Other assets acquired                                         3           3          1           2          2
---------------------------------------------------------------------------------------------------------------
 Total acquired property                                     17          15         21          34         37
---------------------------------------------------------------------------------------------------------------
 Total nonperforming assets                               $ 159       $ 169      $ 142       $ 161      $ 140
---------------------------------------------------------------------------------------------------------------

Nonperforming loans as a percentage of total loans          .47%        .53%       .40%        .41%       .32%
Nonperforming assets as a percentage of total loans
  and net acquired property                                 .53%        .58%       .46%        .53%       .44%
---------------------------------------------------------------------------------------------------------------

Nonperforming assets decreased $10 million compared with Sept. 30, 1999, and increased $19 million compared with Dec. 31, 1998. The decrease compared with Sept. 30, 1999 primarily resulted from charge-offs of nonperforming commercial loans. The higher level of nonperforming assets, compared with Dec. 31, 1998, primarily resulted from the addition of two commercial loans, one each during the first and third quarters of 1999. This increase was partially offset by sales of acquired property.

Mellon Reports Earnings
Jan. 18, 2000
Page 12


Selected Capital Data
---------------------

                                                          Dec. 31,        Sept. 30,   June 30,   Dec. 31,
(dollar amounts in millions, except per share amounts)        1999             1999       1999       1998
---------------------------------------------------------------------------------------------------------------
Total shareholders' equity                                $  4,016   (a)   $  4,219   $  4,303   $  4,521   (a)
Total shareholders' equity to assets ratio                    8.38%            9.00%      8.77%      8.90%

Tangible shareholders' equity (c)                         $  2,288   (b)   $  2,454   $  2,498   $  2,641   (b)
Tangible shareholders' equity to assets ratio (d)             4.96%            5.45%      5.29%      5.41%

Tier I capital ratio                                           6.6%  (e)       7.12%      6.87%      6.53%
Total (Tier I plus Tier II) capital ratio                     10.7   (e)      11.58      11.18      10.80
Leverage capital ratio                                         6.7   (e)       6.82       6.70       6.73

Book value per common share                               $   8.02         $   8.29   $   8.37   $   8.63
Tangible book value per common share                      $   4.57         $   4.83   $   4.86   $   5.04

Closing common stock price                                $  34.06         $  33.63   $  36.38   $  34.38
Market capitalization                                     $ 17,052         $ 17,103   $ 18,704   $ 18,007
Common shares outstanding (000)                            500,623          508,650    514,211    523,846
---------------------------------------------------------------------------------------------------------------

(a) Average total shareholders' equity for the full-years 1999 and 1998, were $4.309 billion and $4.190 billion, respectively.
(b) Average tangible common shareholders' equity for the full-years 1999 and 1998, were $2.503 billion and $2.382 billion, respectively.
(c) Includes $67 million, $64 million, $64 million and $60 million, respectively, of minority interest, primarily related to Newton. In addition, includes $345 million, $353 million, $368 million and $373 million, respectively, of tax benefits related to tax deductible goodwill and other intangibles.
(d) Shareholders' equity plus minority interest less goodwill and other intangibles recorded in connection with purchase acquisitions divided by total assets less goodwill and other intangibles. The amount of goodwill and other intangibles subtracted from shareholders' equity and total assets is net of any tax benefit.
(e) Estimated.


The decrease in shareholders' equity at Dec. 31, 1999, compared with the prior periods primarily reflects common stock repurchases partially offset by earnings retention. During the fourth quarter of 1999, 10.2 million shares of common stock were repurchased, bringing year-to-date repurchases to 30.2 million shares with a total purchase price of $1.068 billion for an average share price of $35.33 per share. The repurchase of 20 million of these shares was related to a share repurchase program authorized by the board of directors in January 1999. The remaining 10.2 million shares were repurchased under a 25 million share repurchase program authorized by the board of directors in September 1999, with
14.8 million additional shares remaining available for repurchase.

Certain capital ratios were lower at Dec. 31, 1999, compared with the prior year end reflecting the impact of the stock repurchases offset in part by earnings retention and lower asset levels following the divestitures. In addition, the Corporation estimates that the balance sheet at year-end 1999 included approximately $1 billion of customer driven liquidity in excess of typical levels, which negatively impacted the period-end capital ratios by approximately 10 basis points.

Mellon Reports Earnings
Jan. 18, 2000
Page 13

                                 SUMMARY DATA
                         Mellon Financial Corporation
                              Five Quarter Trend

(dollar amounts in millions,                                                       Quarter ended
                                                          -----------------------------------------------------------------
except per share amounts;                                     Dec. 31,         Sept. 30,   June 30,   March 31,    Dec. 31
common shares in thousands)                                       1999              1999       1999        1999       1998
---------------------------------------------------------------------------------------------------------------------------
Selected key data
-----------------

Diluted earnings per common share:
  Operating (a)                                                $    .48         $    .46   $    .45    $    .43   $    .42
  Cash operating (a)(b)                                             .53              .52        .50         .49        .47
  Reported                                                          .47              .45        .45         .48        .42

Net income applicable to common stock:
  Operating (a)                                                $    245         $    236   $    236    $    231   $    222
  Cash operating (a)(b)                                             274              266        266         260        252
  Reported                                                          240              231        238         254        222

Return on common equity (annualized):
  Operating (a)                                                    23.5%            22.3%      21.4%       20.9%      20.1%
  Cash operating (a)(b)                                            45.6             43.7       41.1        40.4       40.2
  Reported                                                         23.1             21.8       21.6        23.1       20.1

Return on assets (annualized):
  Operating (a)                                                    2.05%            1.92%      1.90%       1.84%      1.76%
  Cash operating (a)(b)                                            2.38             2.25       2.23        2.16       2.07
  Reported                                                         2.01             1.87       1.92        2.03       1.76

Shareholders' equity to assets:
  Reported                                                         8.38%            9.00%      8.77%       9.12%      8.90%
  Tangible (b)                                                     4.96             5.45       5.29        5.60       5.41

---------------------------------------------------------------------------------------------------------------------------

Fee revenue as a percentage of net interest and
 fee revenue (FTE)                                                   69%              69%        69%         68%        68%
Efficiency ratio excluding amortization of intangibles               59%              61%        62% (c)     62%        65%

Average common shares and equivalents outstanding:
  Basic                                                         505,891   (d)    511,777    518,273     523,448    523,082   (d)
  Diluted                                                       512,496   (d)    518,605    525,712     531,288    531,496   (d)
---------------------------------------------------------------------------------------------------------------------------

                                 - continued -

Mellon Reports Earnings
Jan. 18, 2000
Page 14


                                 SUMMARY DATA
                         Mellon Financial Corporation
                              Five Quarter Trend
                                  (continued)

                                                             Quarter ended
                                      ------------------------------------------------------------
                                      Dec. 31,       Sept. 30,    June 30,   March 31,   Dec. 31,
(dollar amounts in millions)              1999            1999        1999        1999       1998
--------------------------------------------------------------------------------------------------
Average balances for the quarter
--------------------------------

Money market investments               $ 2,267         $ 1,463     $ 1,445     $ 1,286   $ 1,525
Trading account securities                 372             403         414         291       258
Securities                               6,275           6,364       6,652       6,767     6,141
Loans                                   29,159          30,177      30,504      31,467    31,503
Total interest-earning assets           38,073          38,407      39,015      39,811    39,427
Total assets                            47,451  (e)     48,871      49,766      50,677    50,110  (e)
Total tangible assets (b)               45,640  (f)     47,012      47,878      48,755    48,153  (f)
Deposits                                32,540          33,462      33,358      34,087    34,492
Total interest-bearing liabilities      31,221          31,349      31,634      32,825    32,406
Total shareholders' equity               4,133           4,212       4,417       4,469     4,391
Tangible shareholders' equity (b)        2,388           2,417       2,591       2,608     2,487
--------------------------------------------------------------------------------------------------

(a) For the fourth quarter of 1999, operating and cash operating results exclude a $5 million after-tax net loss from divestitures. The third quarter of 1999 excludes a $5 million after-tax net loss from divestitures. The second quarter of 1999 excludes a $38 million after-tax net gain from divestitures and $36 million of nonrecurring expenses after taxes. The first quarter of 1999 excludes a $49 million after-tax net gain from divestitures and a $26 million after-tax charge for the cumulative effect of a change in accounting principle.
(b) Excludes the after-tax impact of the amortization of goodwill and other intangibles from purchase acquisitions. In addition, the amount of goodwill and other identified intangibles subtracted from common equity and total assets is net of any tax benefit.
(c) Also excludes $56 million of nonrecurring expenses.
(d) The basic average common shares and equivalents outstanding for the full-years 1999 and 1998 were 514,791,000 and 520,440,000, respectively. The diluted average common shares and equivalents outstanding for the full-years 1999 and 1998 were 521,986,000 and 530,414,000, respectively.
(e) Average total assets for the full-years 1999 and 1998 were $49.184 billion and $48.071 billion, respectively.
(f) Average total tangible assets for the full-years 1999 and 1998 were $47.314 billion and $46.267 billion, respectively.

Note: All calculations are based on unrounded numbers.

Mellon Reports Earnings
Jan. 18, 2000
Page 15


                    CONDENSED CONSOLIDATED INCOME STATEMENT
                         Mellon Financial Corporation

                                                                 Year ended       Quarter ended
                                                                   Dec. 31,         Dec. 31,
                                                               ----------------  ---------------
(in millions, except per share amounts)                          1999     1998     1999    1998
---------------------------------------                        -------  -------  -------  ------
Interest revenue
----------------
Interest and fees on loans (loan fees of $59, $73,
  $14 and $18)                                                 $2,238   $2,413    $ 550   $ 614
Federal funds sold and securities under resale agreements          41       49       18      12
Interest-bearing deposits with banks                               39       33       12      10
Other money market investments                                      3        6        1       1
Trading account securities                                         19       15        5       4
Securities                                                        419      376      103      98
                                                               ------   ------   ------   -----
     Total interest revenue                                     2,759    2,892      689     739

Interest expense
----------------
Interest on deposits                                              871      960      225     243
Federal funds purchased and securities under
  repurchase agreements                                           102      123       20      34
Other short-term borrowings                                       131      114       34      29
Notes and debentures                                              225      204       59      53
                                                               ------   ------   ------   -----
     Total interest expense                                     1,329    1,401      338     359
                                                               ------   ------   ------   -----
     Net interest revenue                                       1,430    1,491      351     380
Provision for credit losses                                        45       60       10      15
                                                               ------   ------   ------   -----
     Net interest revenue after provision for credit losses     1,385    1,431      341     365

Noninterest revenue
-------------------
Trust and investment fee revenue                                2,044    1,722      539     465
Cash management and deposit transaction charges                   274      262       68      70
Foreign currency and securities trading revenue                   173      165       43      47
Mortgage servicing fees                                           153      200        2      48
Credit card fees                                                   18       92        -      22
Other                                                             438      480      107     147
                                                               ------   ------   ------   -----
     Total fee revenue                                          3,100    2,921      759     799
Net gain (loss) from divestitures                                 127        -       (7)      -
Gains on sales of securities                                        -        1        -       -
                                                               ------   ------   ------   -----
     Total noninterest revenue                                  3,227    2,922      752     799

Operating expense
-----------------
Staff expense                                                   1,559    1,456      384     386
Professional, legal and other purchased services                  280      297       73      97
Net occupancy expense                                             243      237       57      63
Equipment expense                                                 186      181       42      59
Amortization of goodwill and other intangible assets              148      137       37      37
Amortization of mortgage servicing assets and purchased
  credit card relationships                                       113      179        1      47
Other expense                                                     455      453      105     116
Trust-preferred securities expense                                 79       79       20      20
Net revenue from acquired property                                (14)      (6)      (4)      -
                                                               ------   ------   ------   -----
     Total operating expense                                    3,049    3,013      715     825
                                                               ------   ------   ------   -----

                                 - continued -

Mellon Reports Earnings
Jan. 18, 2000
Page 16

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                         Mellon Financial Corporation
                                  (continued)

                                                          Year ended            Quarter ended
                                                           Dec. 31,              Dec. 31,
                                                        ----------------       ---------------
(in millions, except per share amounts)                   1999     1998          1999    1998
---------------------------------------                 -------  -------       -------  ------
  Income before income taxes and cumulative effect
   of accounting change                                  1,563    1,340           378    339
Provision for income taxes                                 574      470           138    117
                                                        ------   ------         -----  -----
  Income before cumulative effect of accounting change     989      870           240    222
Cumulative effect of accounting change                     (26)       -             -      -
                                                        ------   ------         -----  -----
  Net income                                               963      870           240    222
Dividends on preferred stock                                 -        9             -      -
                                                        ------   ------         -----  -----
  Net income applicable to common stock                 $  963   $  861         $ 240  $ 222
                                                        ======   ======         =====  =====

Earnings per share
------------------

Basic net income per common share:

Income before cumulative effect of accounting change    $ 1.92   $ 1.65  (a)    $ .47  $ .42  (a)
Cumulative effect of accounting change                    (.05)       -             -      -
                                                        ------   ------         -----  -----
Net income                                              $ 1.87   $ 1.65  (a)    $ .47  $ .42  (a)
                                                        ======   ======         =====  =====

Diluted net income per common share:

Income before cumulative effect of accounting change    $ 1.90   $ 1.62  (a)    $ .47  $ .42  (a)
Cumulative effect of accounting change                    (.05)       -             -      -
                                                        ------   ------         -----  -----
Net income                                              $ 1.85   $ 1.62  (a)    $ .47  $ .42  (a)
                                                        ======   ======         =====  =====

__________________

(a) Restated to reflect the two-for-one common stock split distributed on May 17, 1999.

Mellon Reports Earnings
Jan. 18, 2000
Page 17

                     CONDENSED CONSOLIDATED BALANCE SHEET
                         Mellon Financial Corporation



                                                                     Dec. 31,   Sept. 30,   June 30,   Dec. 31,
(dollar amounts in millions)                                             1999        1999       1999       1998
----------------------------                                         --------   ---------   --------   --------
Assets
------
Cash and due from banks                                               $ 3,410     $ 3,340    $ 3,140    $ 2,926
Money market investments                                                1,358       1,252      1,075        798
Trading account securities                                                144         288        318        193
Securities available for sale                                           5,159       5,209      5,241      5,373
Investment securities (approximate fair value of $1,183,
  $1,246, $1,332 and $1,634)                                            1,197       1,251      1,330      1,602
Loans, net of unearned discount of $79, $77, $70 and $54               30,248      29,156     30,544     32,093
Reserve for credit losses                                                (403)       (405)      (409)      (496)
                                                                      -------     -------    -------    -------
     Net loans                                                         29,845      28,751     30,135     31,597
Premises and equipment                                                    562         537        552        569
Acquired property, net of reserves of $1, $3, $4 and $5                    17          15         21         37
Goodwill and other intangibles                                          2,140       2,182      2,237      2,313
Mortgage servicing assets and purchased credit card relationships          16          17      1,069      1,132
Other assets                                                            4,098       4,019      3,970      4,237
                                                                      -------     -------    -------    -------
     Total assets                                                     $47,946     $46,861    $49,088    $50,777
                                                                      =======     =======    =======    =======

Liabilities
-----------
Deposits in domestic offices                                          $30,128     $28,928    $29,574    $31,269
Deposits in foreign offices                                             3,293       3,101      3,401      3,114
Short-term borrowings                                                   3,650       3,570      4,765      4,942
Other liabilities                                                       2,430       2,354      2,751      2,637
Notes and debentures (with original maturities over one year)           3,438       3,698      3,303      3,303
                                                                      -------     -------    -------    -------
     Total liabilities                                                 42,939      41,651     43,794     45,265

Trust-preferred securities
--------------------------
Guaranteed preferred beneficial interests in Corporation's
  junior subordinated deferrable interest debentures                      991         991        991        991

Shareholders' equity
--------------------
Common stock - $.50 par value
  Authorized - 800,000,000 shares
  Issued - 588,661,920; 588,661,920; 588,661,920 (a);
    and 294,330,960 shares                                                294         294        294        147
Additional paid-in capital                                              1,788       1,773      1,765      1,887
Retained earnings                                                       3,808       3,698      3,587      3,353
Accumulated unrealized (loss) gain, net of tax                           (135)       (105)       (90)        25
Treasury stock of 88,038,848; 80,011,896; 74,450,718 (a);
  and 32,407,960 shares at cost                                        (1,739)     (1,441)    (1,253)      (891)
                                                                      -------     -------    -------    -------
     Total shareholders' equity                                         4,016       4,219      4,303      4,521
                                                                      -------     -------    -------    -------
     Total liabilities, trust-preferred securities and
       shareholders' equity                                           $47,946     $46,861    $49,088    $50,777
                                                                      =======     =======    =======    =======

_______________________
(a) Reflects the two-for-one common stock split distributed on May 17, 1999.

Mellon Reports Earnings
Jan. 18, 2000
Page 18

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                         Mellon Financial Corporation
                              Five Quarter Trend

                                                                        Quarter ended
                                                       ------------------------------------------------------
                                                        Dec. 31,   Sept. 30,   June 30,   March 31,  Dec. 31,
(in millions, except per share amounts)                     1999        1999       1999       1999       1998
---------------------------------------                ----------  ----------  ---------  ---------  --------
Interest revenue
----------------
Interest and fees on loans (loan fees of
  $14, $14, $15, $16 and $18)                              $ 550       $ 553      $ 555       $ 580     $ 614
Federal funds sold and securities under resale
  agreements                                                  18           9          5           9        12
Interest-bearing deposits with banks                          12           9          9           9        10
Other money market investments                                 1           1          -           1         1
Trading account securities                                     5           5          5           4         4
Securities                                                   103         102        106         108        98
                                                           -----       -----      -----       -----     -----
     Total interest revenue                                  689         679        680         711       739

Interest expense
----------------
Interest on deposits                                         225         218        207         221       243
Federal funds purchased and securities under
  repurchase agreements                                       20          22         23          37        34
Other short-term borrowings                                   34          34         34          29        29
Notes and debentures                                          59          56         55          55        53
                                                           -----       -----      -----       -----     -----
     Total interest expense                                  338         330        319         342       359
                                                           -----       -----      -----       -----     -----
     Net interest revenue                                    351         349        361         369       380
Provision for credit losses                                   10          10         10          15        15
                                                           -----       -----      -----       -----     -----
     Net interest revenue after provision for
       credit losses                                         341         339        351         354       365

Noninterest revenue
-------------------
Trust and investment fee revenue                             539         509        508         488       465
Cash management and deposit transaction charges               68          70         70          66        70
Foreign currency and securities trading revenue               43          42         45          43        47
Mortgage servicing fees                                        2          48         51          52        48
Credit card fees                                               -           -          -          18        22
Other                                                        107          96        113         122       147
                                                           -----       -----      -----       -----     -----
     Total fee revenue                                       759         765        787         789       799
Net gain (loss) from divestitures                             (7)         (8)        59          83         -
Gains on sales of securities                                   -           -          -           -         -
                                                           -----       -----      -----       -----     -----
     Total noninterest revenue                               752         757        846         872       799

Operating expense
-----------------
Staff expense                                                384         387        397         391       386
Professional, legal and other purchased services              73          63         73          71        97
Net occupancy expense                                         57          61         64          61        63
Equipment expense                                             42          40         63          41        59
Amortization of goodwill and other intangible assets          37          37         37          37        37
Amortization of mortgage servicing assets
  and purchased credit card relationships                      1          33         37          42        47
Other expense                                                105          95        138         117       116
Trust-preferred securities expense                            20          20         19          20        20
Net revenue from acquired property                            (4)         (5)        (5)          -         -
                                                           -----       -----      -----       -----     -----
     Total operating expense                                 715         731        823         780       825
                                                           -----       -----      -----       -----     -----

                                 - continued -

Mellon Reports Earnings
Jan. 18, 2000
Page 19

                    CONDENSED CONSOLIDATED INCOME STATEMENT
                         Mellon Financial Corporation
                              Five Quarter Trend
                                  (continued)

                                                                        Quarter ended
                                                      ---------------------------------------------------
                                                      Dec. 31,  Sept. 30,  June 30,  March 31,   Dec. 31,
(in millions, except per share amounts)                   1999       1999      1999       1999       1998
---------------------------------------               --------  ---------  -------- ----------   --------
     Income before income taxes and
       cumulative effect of accounting change              378        365       374        446        339
Provision for income taxes                                 138        134       136        166        117
                                                         -----      -----     -----      -----      -----
     Income before cumulative effect of
       accounting change                                   240        231       238        280        222
Cumulative effect of accounting change                       -          -         -        (26)         -
                                                         -----      -----     -----      -----      -----
     Net income                                            240        231       238        254        222
Dividends on preferred stock                                 -          -         -          -          -
                                                         -----      -----     -----      -----      -----
     Net income applicable to common stock               $ 240      $ 231     $ 238      $ 254      $ 222
                                                         =====      =====     =====      =====      =====

Earnings per share
------------------

Basic net income per common share:

Income before cumulative effect
  of accounting change                                   $ .47      $ .46     $ .45      $ .54      $ .42  (a)
Cumulative effect of accounting change                       -          -         -       (.05)         -
                                                         -----      -----     -----      -----      -----
Net income                                               $ .47      $ .46     $ .45      $ .49      $ .42  (a)
                                                         =====      =====     =====      =====      =====

Diluted net income per common share:

Income before cumulative effect
  of accounting change                                   $ .47      $ .45     $ .45      $ .53      $ .42  (a)
Cumulative effect of accounting change                       -          -         -       (.05)         -
                                                         -----      -----     -----      -----      -----
Net income                                               $ .47      $ .45     $ .45      $ .48      $ .42  (a)
                                                         =====      =====     =====      =====      =====

________________

(a) Restated to reflect the two-for-one common stock split distributed on May 17, 1999.